Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Turner Funds:

We consent to the use of our reports dated November 29, 2010, with respect to the financial statements of Turner Large Cap Growth Fund and Turner Core Growth Fund, two of the thirteen funds comprising the Turner Funds, incorporated herein by reference and to the references to our firm under the headings “Other Service Providers”, “Financial Highlights” and “Financial Statements” in the Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 14, 2010